                                                                       EXHIBIT 5


(202) 274-2000

September 18, 2002

The Board of Directors
CCSB Financial Corp.
1178 West 152 Highway
Liberty, Missouri 64068

                  Re:      CCSB Financial Corp.
                           Common Stock Par Value $.01 Per Share

Ladies and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of CCSB Financial Corp. (the "Company") Common Stock, par value $.01 per share ("Common Stock"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form SB-2 (the "Form SB-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         We are of the opinion that upon the declaration of effectiveness of the Form SB-2, the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

         This Opinion has been prepared solely for the use of the Company in connection with the Form SB-2. We hereby consent to our firm being referenced under the caption "Legal and Tax Matters."

                                            Very truly yours,




                                            /s/ LUSE GORMAN POMERENK & SCHICK
                                            ---------------------------------
                                            LUSE GORMAN POMERENK & SCHICK
                                            A PROFESSIONAL CORPORATION